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                                                                 Exhibit (d)(1)

   This AGREEMENT AND PLAN OF MERGER, dated as of August 8, 2002 (this "Agreement"), among Bureau Veritas, S.A., a societe anonyme organized under the laws of the French Republic ("Parent"), Voice Acquisition Corp., a Delaware corporation and an indirect wholly owned Subsidiary of Parent ("Purchaser"), and U.S. Laboratories Inc., a Delaware corporation (the "Company").

                             W I T N E S S E T H:

   WHEREAS, pursuant to this Agreement the Parent has agreed to acquire the Company by causing the Purchaser to make a tender offer for all the issued and outstanding shares of common stock, par value $.01 per share of the Company (the "Company Common Stock") at a price per share of Company Common Stock of $14.50 net to the seller in cash and as promptly as practicable after the closing of the Offer (defined herein), causing the Purchaser to merge with and into the Company, with each then issued and outstanding share of Company Common Stock being converted into the same amount of cash per share as paid in the Offer, upon the terms and conditions set forth herein; and

   WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have each approved the Offer and the Merger (as defined herein) and have determined that it is in the best interests of their respective companies and stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein; and

   WHEREAS, in order to complete such acquisition, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the merger of the Purchaser with and into the Company (the "Merger"), upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), whereby each issued and outstanding share of Company Common Stock not owned directly or indirectly by Parent or the Company will be converted into the right to receive the price per share in cash actually paid in the Offer; and

   WHEREAS, the Board of Directors of the Company (the "Board of Directors of the Company") has unanimously approved this Agreement, the Offer and the Merger, has determined that the Offer and the Merger are advisable, fair to and in the best interests of the Company and its stockholders and is recommending that the Company's stockholders accept the Offer, tender their shares of Company Common Stock thereunder and, to the extent required by applicable law, authorize, approve and adopt this Agreement and the transactions contemplated thereby, including the Merger; and

   WHEREAS, as a condition and inducement to Parent and the Purchaser entering into this Agreement, simultaneously with the execution and delivery of this Agreement, Dickerson Wright is entering into a Contingent Payment Agreement with Bureau Veritas Holdings, Inc., a direct wholly owned subsidiary of Parent and direct owner of all the capital stock of Purchaser ("BVHI"), and the Purchaser, a Tender and Support Agreement (the "Tender Agreement") with the Parent and the Purchaser, pursuant to which Dickerson Wright shall agree, subject to the terms and conditions contained therein, to tender the Company Common Stock held by him in the Offer and support any and all corporate action necessary to consummate the Merger and,

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upon the consummation of the Offer, an Escrow Agreement among the Parent, BVHI, the Purchaser, the Company, and Escrow Agent in the form of Exhibit A, B, and C respectively.

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I.

                               THE TENDER OFFER

   1.1  The Offer.

      (a) Provided that this Agreement shall not have been terminated in accordance with Article VII hereof and none of the events set forth in Annex A hereto (the "Offer Conditions") shall have occurred and be continuing, as promptly as practicable, but in no event later than ten Business Days after the date hereof, the Purchaser will commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder, the "Exchange Act") a tender offer (the "Offer") for all shares of the Company Common Stock at a price per share of the Company Common Stock of $14.50 net to the Seller in cash (such price, or any higher price paid in the Offer, the "Price Per Share") upon the terms and conditions set forth in this Agreement, including Annex A hereto. The Offer shall be made by means of an offer to purchase containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto and the Offer Documents (as defined hereinafter). The acceptance for payment, purchase and payment for shares of Company Common Stock pursuant to the Offer shall be referred to as the "consummation of the Offer."

      (b) The obligation of the Purchaser to accept for payment, purchase and pay for any Company Common Stock validly tendered pursuant to the Offer on or prior to the Expiration Date and not withdrawn prior to such Expiration Date shall be subject only to the satisfaction or waiver of the Offer Conditions, specifically including the Offer Condition that at least that number of shares of Company Common Stock representing at least a majority of the total issued and outstanding shares of Company Common Stock on a "fully diluted basis" shall have been validly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date (the "Minimum Condition"). "Fully diluted basis" shall mean, as of any date, the number of shares of Company Common Stock that are issued and outstanding, together with the shares of Company Common Stock that may be issued by the Company pursuant to warrants, options, rights or obligations outstanding at that date whether or not vested or then exercisable, including the conversion of all convertible securities, if any.

      (c) The Purchaser will not, without the prior written consent of the Company (such consent to be authorized by the Board of Directors of the Company): (i) amend or waive the Minimum Condition, (ii) decrease the amount or change the form of consideration payable in the Offer, (iii) decrease the number of shares of the Company Common Stock sought in the Offer, (iv) impose additional conditions to the Offer, (v) change any Offer Condition or amend any other term of the Offer if any such change or amendment would be in any manner adverse to the holders of Company Common Stock (other than Parent or the Purchaser) or (vi) except as

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   provided below, extend the Offer if all of the Offer Conditions have been satisfied. Subject to the terms and conditions hereof, the Offer shall remain open until midnight, New York City time, on the date that is twenty
   (20) Business Days after the Offer is commenced (within the meaning of Rule 14d-2 under the Exchange Act)(the "Expiration Date"); provided, however, that without the consent of the Board of Directors of the Company, the Purchaser may (i) extend the Offer, if at the scheduled Expiration Date of the Offer any of the Offer Conditions shall not have been satisfied or waived for one (1) or more periods (none of which shall exceed ten (10) Business Days), until such time as such conditions are satisfied or waived,
   (ii) extend the Offer for one (1) or more periods, if required by any rule, regulation, interpretation or position of the Securities and Exchange Commission ("SEC") or the staff thereof applicable to the Offer or (iii) extend the Offer on one (1) occasion for an aggregate period of not more than five (5) Business Days beyond the latest Expiration Date that would otherwise be permitted under clause (i) or (ii) of this sentence if on such Expiration Date there shall not have been tendered that number of shares of Company Common Stock which would equal more than ninety percent (90%) of the issued and outstanding shares of Company Common Stock, each such extension in (i) - (iii) being a "Subsequent Offering Period." The Purchaser agrees that if all of the Offer Conditions are not satisfied or waived on any Expiration Date of the Offer, then the Purchaser may, but is not required to, from time to time extend the Offer until the earlier of (x) such time as all such conditions are satisfied or waived or (y) October 8, 2002 (the "Outside Date"); provided, however, that if the Offer is not consummated at the Expiration Date due to the failure to satisfy the Offer Condition relating to the expiration of the waiting period under the HSR Act or any other applicable foreign antitrust statutes or regulations, Purchaser shall, at the request of the Company, extend the Expiration Date for a period of ten Business Days, but in no event will the Purchaser extend the Offer beyond the Outside Date.

      (d) Assuming the prior satisfaction or waiver of the Minimum Condition and the other Offer Conditions contemplated hereby, the Purchaser shall pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the Expiration Date of the Offer. Parent shall provide or cause to be provided to the Purchaser on a timely basis the funds necessary to purchase any shares of Company Common Stock that Purchaser becomes obligated to purchase pursuant to the Offer. At the expiration of the Offer and the Effective Time, Parent and the Purchaser will have available all of the funds necessary for the acquisition of all shares of Company Common Stock pursuant to the Offer and the Merger, as the case may be, and to perform their respective obligations under this Agreement.

   1.2  SEC Filings.

      (a) As soon as reasonably practicable on the date of commencement of the Offer, Parent and the Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (as supplemented or amended from time to time, the "Schedule TO") to provide for the purchase of the issued and outstanding shares of Company Common Stock in accordance with the terms hereof. The Schedule TO shall contain or shall incorporate by reference an Offer to Purchase ("Offer to Purchase") and forms of the related Letter of Transmittal and related summary advertisement (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements and amendments thereto being hereinafter referred to collectively as the "Offer Documents") that the Offer Documents

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   will comply in all material respects with the applicable provisions of the federal securities laws and, on the date filed with the SEC and on the date first published, mailed or given to the Company's stockholders and at all times thereafter, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary or in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company to Parent or the Purchaser, in writing, expressly for inclusion in the Offer Documents. The information supplied by the Company to Parent or the Purchaser, in writing, expressly for inclusion in the Offer Documents and by Parent or the Purchaser to the Company, in writing, expressly for inclusion in the Schedule 14D-9 (as hereinafter defined) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and its counsel shall be given an opportunity to review and comment upon the Offer Documents and any amendment or supplement thereto prior to the filing thereof with the SEC, and Parent and the Purchaser shall give such comments good faith consideration appropriate under the circumstances. Parent and the Purchaser agree to provide to the Company and its counsel any comments which Parent, the Purchaser or their counsel may receive from the Staff of the SEC, and any proposed responses thereto, with respect to the Offer Documents and any amendment or supplement thereto promptly after receipt thereof. Parent, the Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading in any material respect, and Parent and the Purchaser further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and to disseminate any revised Offer Documents to the Company's stockholders, in each case as and to the extent required by the applicable provisions of the federal securities laws.

      (b) Subject to the provisions of Section 5.4, the Board of Directors of the Company shall recommend acceptance of the Offer to the Company's stockholders in a Solicitation/Recommendation Statement on Schedule 14D-9 (as supplemented or amended from time to time, the "Schedule 14D-9"), provided, however, that the Board of Directors of the Company may thereafter amend, modify or withdraw its recommendation, or make no recommendation, to the extent that the Board of Directors of the Company shall have determined, in good faith after consultation with its legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Company's directors under applicable law (it being understood by the parties that any withdrawal or modification of the recommendation of the Board of Directors of the Company shall not alter the approval of this Agreement, the Tender Agreements, the Offer Documents or the transaction contemplated thereby for purposes of Section 203 of the DGCL and such amendment, modification or withdrawal is otherwise permitted under the terms of this Agreement). The Company shall file the Schedule 14D-9 with the SEC upon commencement of the Offer and the Schedule 14D-9 will comply as to form and content in all material respects with the applicable provisions of the federal securities laws. The Company will cooperate with Parent and the Purchaser in mailing or otherwise disseminating the Schedule 14D-9 with the appropriate Offer Documents to the stockholders of the Company. Parent and its counsel shall be given an opportunity to review and comment upon the
   Schedule 14D-9 and any amendment or supplement thereto prior to the filing thereof with the SEC, and the Company shall consider any such comments in good faith. The

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

   Company agrees to provide to Parent and the Purchaser and their counsel any comments which the Company or its counsel may receive from the Staff of the SEC, and any proposed responses thereto, with respect to the Schedule 14D-9 and any amendment or supplement thereto promptly after receipt thereof. The Company, Parent and the Purchaser agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause such Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by the applicable provisions of the federal securities laws. Parent, the Purchaser and the Company each hereby agree to provide promptly such information necessary to the preparation of the exhibits and schedules to the Schedule 14D-9 and the Offer Documents which the respective party responsible therefor shall reasonably request. The Company hereby consents to the inclusion in the Offer Documents of the recommendations and approvals referred to in this
   Section 1.2 and Section 3.1(c); provided, that the Board of Directors of the Company may withdraw or modify its recommendation in the manner specified in
   Section 5.4(b).

   1.3  Company Action.

      (a) The Company hereby approves of and consents to the making of the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held on August 8, 2002, at which a majority of the Directors was present, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Offer are fair to, and in the best interests of, the Company and its stockholders,
   (ii) duly authorized and approved this Agreement and approved the Merger and the other transactions contemplated hereby (including but not limited to the Offer), and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Company Common Stock pursuant to the Offer and, to the extent required by applicable law, authorize, approve and adopt this Agreement and the transactions contemplated hereby, including the Merger (the "Company Tender Recommendation"). Subject to the terms of this Agreement, including, without limitation, Section 5.4(b), the Company hereby consents to the inclusion in the Offer Documents prepared in connection with the Offer of the recommendation of the Board of Directors of the Company described in the preceding sentence.

      (b) In connection with the Offer, the Company shall promptly furnish the Purchaser with such information (including a list of the record holders of the Company Common Stock and their addresses, as well as mailing labels containing the names and addresses of all record holders of Company Common Stock, any non-objecting beneficial owner lists and lists of security positions in written and electronic form of Company Common Stock held in stock depositories in the Company's possession or control, in each case as of a recent date), and shall thereafter render such assistance as Parent, the Purchaser or their agents may reasonably request (including updated lists of stockholders, non-objecting beneficial owner lists and security position listings, in written and electronic form) in communicating the Offer to the record and beneficial holders of the Company Common Stock. Subject to the requirements of applicable law and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and the Purchaser shall (a) hold in confidence the information contained in any of such labels and lists, (b) use such information only in connection with the Offer and the Merger and (c) if this Agreement is

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   terminated, shall, upon request, deliver to the Company or destroy all copies of such information then in their possession and shall certify to the Company that it has done so.

   1.4  Composition of the Board of Directors of the Company.

      (a) Promptly upon the acceptance for payment of, and payment by the Purchaser in accordance with the Offer for, not less than a majority of the outstanding shares of Company Common Stock on a fully diluted basis pursuant to the Offer (the "Purchase Date") and prior to the Effective Time, the Purchaser shall be entitled to designate a majority of the Board of Directors of the Company. Upon the request of the Purchaser, the Company shall (i) either increase the size of the Board of Directors of the Company or use its best efforts to secure the resignations of all of its incumbent directors other than (x) three (3) of the current directors who are not employees of the Company or stockholders, affiliates, or employees of the Parent or Purchaser and (y) any other director the Parent may designate, and
   (ii) cause the Purchaser's designees (equal to the aggregate number of vacancies so created) to be elected to the Board of Directors of the Company, in each case as may be necessary to comply with the foregoing provisions of this Section 1.4(a). If the Company is not successful in obtaining the requisite resignations, the Company shall increase the size of the Board of Directors of the Company to enable the Purchaser to designate at least a majority of the total number of directors of the Company.

      (b) The Company's obligation to cause designees of the Purchaser to be elected or appointed to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to
   Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this
   Section 1.4, and shall include in the Schedule 14D-9 such information with respect to the Purchaser and its designees as is required under Section 14(f) and Rule 14f-1. Parent and the Purchaser will supply to the Company in writing and be solely responsible for any information with respect to any of them and their designees, officers, directors and affiliates required by
   Section 14(f) and Rule 14f-1 and applicable rules and regulations.

      (c) After the time that Purchaser's designees constitute at least a majority of the Board of Directors of the Company and until the Effective Time, the Board of Directors of the Company shall always have at least three members (the "Independent Directors") who are neither officers of Parent nor designees, shareholders or affiliates of Parent or Parent's affiliates. Any
   (i) amendment or termination of this Agreement, (ii) extension of time for the performance or waiver of the obligations or other acts of Parent or the Purchaser or waiver of the Company's rights hereunder or (iii) action by the Company with respect to this Agreement and the transactions contemplated hereby which affects the interests of the stockholders of the Company, including the consummation of the Merger, shall require the approval of the Independent Directors in addition to any required approval by the full Board of Directors of the Company. If the number of Independent Directors shall be reduced below three for any reason whatsoever, the remaining Independent Director shall be entitled to designate persons who shall be elected by the full Board of Directors of the Company to fill such vacancies and who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers or affiliates of Parent or any of Parent's affiliates, and such persons shall be deemed to

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   be Independent Directors for purposes of this Agreement. The Board of
   Directors of the Company shall not delegate any matter set forth in this
   Section 1.4 to any committee of the Board of Directors of the Company.

                                  ARTICLE II.

                                  THE MERGER

   2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Purchaser shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of the Purchaser shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") in accordance with the DGCL.

   2.2 Closing. The closing of the Merger (the "Closing") will take place on the first Business Day after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, unless another place is agreed to in writing by the parties hereto.

   2.3 Effective Time. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware either (i) a certificate of merger, in form and substance satisfactory to the Company and Parent, or (ii) in the event the Purchaser shall have acquired 90% or more of the outstanding shares of Company Common Stock, a certificate of ownership and merger (in either such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the parties may agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

   2.4 Effect of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the applicable provisions of the DGCL, without limiting the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

   2.5 Certificate of Incorporation. At the Effective Time and without any further action on the part of the Company and the Purchaser, the certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

   2.6 Bylaws. The bylaws of the Purchaser as in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

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   2.7  Officers and Directors of Surviving Corporation. The directors of the
Purchaser and/or any individuals designated by the Purchaser immediately prior to the Effective Time (but not more than 2 persons in total) and Dickerson Wright shall be the initial directors of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be.

   2.8 Merger Without Meeting of Stockholders. As soon as practicable after the Purchaser has acquired, pursuant to the Offer or otherwise, at least 90% of the then issued and outstanding Company Common Stock, the Purchaser shall take, or cause to be taken, all necessary and appropriate action to cause the Merger to become effective, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

   2.9  Information Statement/Stockholders' Meeting.

      (a) If after the consummation of the Offer and after the Subsequent Offering Period, if any, the Merger cannot be consummated under Section 253 of the DGCL pursuant to Section 2.8, the Company, acting through its Board of Directors, shall, in accordance with applicable law: (i) obtain the approval of the Merger by the Company's stockholders by written consent in lieu of a meeting pursuant to Section 228 of the DGCL; and (ii) promptly prepare in accordance with the rules and regulations of the SEC and file with the SEC an information statement relating to the Merger and this Agreement and obtain and furnish the information required to be included by the SEC in an information statement (the "Information Statement") and, after consultation with the Parent, respond promptly to any comments made by the SEC with respect to the Information Statement and cause the Information Statement to be mailed to its stockholders.

      (b) At the election of the Company, the Company Stockholder Approval may be obtained by duly calling, giving notice of, convening and holding a special meeting of its stockholders in accordance with Section 251(c) of the DGCL, in which case the Company shall promptly prepare and file with the SEC a proxy statement (a "Proxy Statement") otherwise in accordance with the foregoing provisions relating to the Information Statement and include in the Proxy Statement the recommendation of the board of directors of the Company that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement which the Company shall mail to its stockholders.

      (c) Each of Parent and the Purchaser agrees that it will execute a written consent or vote, or cause to be voted, all of the Company Common Stock acquired by it pursuant to the Offer and otherwise then owned by it and its Subsidiaries in favor of the approval of the Merger and the adoption of this Agreement. In addition, each of Parent and the Purchaser agrees that from (and including) the Purchase Date through the Effective Time, it will not sell, transfer, assign, pledge, exchange or otherwise dispose of any Company Common Stock (including those purchased in the Offer) or rights therein (whether acquired pursuant to the Offer or otherwise).

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      (d)  No amendment or supplement to the Information Statement (or Proxy
   Statement, as the case may be) will be made by the Company without providing the Parent with the opportunity to review and comment thereon. The Company will advise Parent, promptly after it receives notice thereof, of any supplement or amendment has been filed, or any request by the SEC for amendment of the Information Statement (or Proxy Statement, as the case may be) or comments of the SEC thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time the Company or Parent discovers any information relating to either party, or any of their respective affiliates, officers or directors, that should be set forth in an amendment or supplement to the Information Statement (or Proxy Statement, as the case may be), so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and the parties shall jointly prepare an appropriate amendment or supplement describing such information which shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of the Company.

   2.10 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Purchaser, the Company or the holder of any shares of Company Common Stock or any shares of capital stock of the Purchaser:

      (a) Capital Stock of the Purchaser. Each share of capital stock of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

      (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent or the Purchaser shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

      (c) Conversion of Company Common Stock. At the Effective Time each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.10(b) and any Dissenting Shares (as defined in Section 2.11(h)) shall be converted into the right to receive the Price Per Share in cash, without interest (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.11 or the right to appraisal under the DGCL (as described in Section 2.11(h)).

   2.11  Surrender and Payment.

      (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Exchange Agent") to

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   receive the Merger Consideration to which holders of shares of Company
   Common Stock shall become entitled pursuant to Section 2.10. Prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Parent or the Purchaser shall deposit with the Exchange Agent cash in an aggregate amount equal to the product of (i) the number of shares of Company Common Stock outstanding (and not to be canceled pursuant to Section 2.10(b)) immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration. The deposit made by Parent or the Purchaser pursuant to the preceding sentence is hereinafter referred to as the "Payment Fund". The Exchange Agent shall cause the Payment Fund to be (i) held for the benefit of the holders of Company Common Stock and (ii) promptly applied to making the payments provided for in Section 2.10(c). The Payment Fund shall not be used for any purpose that is not provided for herein.

      (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, other than shares to be canceled or retired in accordance with Section 2.10(b), (i) a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, Parent shall cause the Exchange Agent to pay the holder of such Certificate the Merger Consideration in respect of such Certificate, less any required withholding taxes, and the Certificate so surrendered shall forthwith be canceled. If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the shares represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Until surrendered as contemplated by this Section 2.11, each Certificate (other than Certificates representing Dissenting Shares or shares of Company Common Stock to be canceled pursuant to Section 2.10(b)) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon such surrender.

      (c) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Company, nor on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

      (d) Unclaimed Funds. Any portion of the Payment Fund made available to the Exchange Agent pursuant to Section 2.11(a) that remains unclaimed by holders of the Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent and the Surviving Corporation as unsecured creditors for payment of their claim for Merger Consideration.

      (e) No Liability. None of Parent, the Purchaser, the Company or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any public official), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

      (f) Investment of Funds. The Payment Fund shall be invested by the Exchange Agent in obligations of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-l or better by Moody's Investor Services or Standard & Poor's Corporation, respectively, in each case with maturities not exceeding seven days. All earnings thereon shall inure to the benefit of Parent or the Purchaser and shall be treated for federal income tax purposes as income of Parent or the Purchaser.

      (g) Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the granting of an indemnity reasonably satisfactory to Parent against any claim that may be made against it, the Surviving Corporation or the Exchange Agent, with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to such Certificate, to which such Person is entitled pursuant hereto.

      (h) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock, outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses its right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate(s) representing such Company Common Stock. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

      (i) Withholding Rights. Each of the Surviving Corporation, the Exchange Agent and the Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable hereunder to any person such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Federal, state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

      (j) Company Option Plans. (i) As soon as possible following the date of this Agreement, the Board of Directors of the Company and any committee administering the Company Option Plans shall adopt such resolutions and/or take such other actions as may be necessary or appropriate to effect the provisions of this subsection (j) and to cause the transactions contemplated by this subsection (j) to be exempt from the provisions of Section 16(b) of the Exchange Act.

          (ii) Parent and the Company hereby acknowledge and agree that, upon the consummation of the Offer, all conditions and restrictions with respect to the Company Options then outstanding, including limitations on exercisability and vesting, risks of forfeiture and conditions and restrictions requiring continued performance of services or the meeting of any targets or milestones with respect to the exercisability or vesting of any such the Company Options, shall immediately lapse.

          (iii) Each Company Option outstanding immediately prior to the consummation of the Offer (whether or not vested or exercisable) shall upon consummation of the Offer be deemed to constitute an option to acquire, on the same terms and conditions (without regard to whether the options were vested or exercisable) as were applicable under such Company Option immediately prior to the consummation of the Offer, the Merger Consideration. In addition, as contemplated by each of the Company Option Plans, the committee which administers the Company Option Plans shall make the provision for a cash payment to each holder of a Company Option unexercised and outstanding at the consummation of the Offer in accordance with this subsection (iii). Each Company Option unexercised and outstanding upon consummation of the Offer shall be cancelled upon the day the Offer is consummated and will no longer be valid and enforceable in exchange for a cash payment to the holder of the Company Option in an amount equal to the excess of (x) the Merger Consideration multiplied by the number of shares of Company Common Stock purchasable pursuant to such Company Option immediately prior to the consummation of the Offer over (y) the aggregate exercise price for the Company Common Stock purchasable pursuant to such Company Option immediately prior to the consummation of the Offer (in each case assuming such Company Option had been fully vested and fully exercisable as of the consummation of the Offer as contemplated by the immediately preceding subsection), less any amounts as are required to be deducted and withheld under the Code or any provision of state or local tax law in connection with such payment (the "Option Spread Payment"). The Company shall make the Option Spread Payment at or promptly following the Closing by check or wire transfer of immediately available funds as directed by the holder of the Company Option.

          (iv) Upon consummation of the Offer, the Company Option Plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be canceled and will be null and void. Upon and after the consummation of the Offer, no person shall have any right under the Company Options, the Company Option Plans or any other plan, program or arrangement with respect to equity securities of the Surviving Corporation or any Subsidiary thereof, except the right to receive the amount payable under subsection (j)(iii) above.

          (v) Each Company Common Stock granted to any employee or director of the Company or any of its Subsidiaries as compensation for services that is subject to restrictions on ownership or transferability shall vest in full and become fully transferable and free of restrictions not later than immediately prior to the consummation of the Offer.

      (k) Warrants. Each warrant to purchase the Company Common Stock (a "Company Warrant") outstanding immediately prior to the Effective Time shall at the Effective Time or at an earlier time, if previously agreed to by the Purchaser, be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant immediately prior to the Effective Time, the Merger Consideration. In addition, the Company shall make the provision for a cash payment to each holder of a Company Warrant unexercised and outstanding at the Effective Time in accordance with this Section 2.11(k). Each Company Warrant unexercised and outstanding at the Effective Time shall be cancelled upon the Effective Date and will no longer be valid and enforceable in exchange for a cash payment to the holder of the Company Warrant in an amount equal to the excess of (i) the Merger Consideration multiplied by the number of shares of Company Common Stock purchasable pursuant to such Company Warrant immediately prior to the Effective Time over (ii) the aggregate exercise price for the Company Common Stock purchasable pursuant to such Company Warrant immediately prior to the Effective Time (in each case assuming such Company Warrant had been fully vested and fully exercisable as of the Effective Time), less any amounts as are required to be deducted and withheld under the Code or any provision of state or local tax law in connection with such payment (the "Warrant Spread Payment"). The Company shall make the Warrant Spread Payment at or promptly following the Effective Time by check or wire transfer of immediately available funds as directed by the holder of the Company Warrant. Prior to consummation of the Offer, the Company shall use its best efforts to obtain from each holder of a Company Warrant a letter of transmittal representing such holder's agreement that (x) such holder will accept the applicable Warrant Spread Payment (less any amounts as required to be deducted and withheld under the Code or any provision of state or local tax law in connection with such payment) as full payment for each Company Warrant held by such holder and (y) upon such payment all such Company Warrants shall be cancelled and will no longer be valid or enforceable. As of the Effective Time, no person shall have any right under any Company Warrants with respect to any equity securities of the Surviving Corporation or any Subsidiary thereof, except the right to receive the amount payable under this Section 2.11(k).

                                 ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES

   3.1 Representations and Warranties of the Company. Except as in any report, schedule, form, registration statement, proxy statement or other document filed with the SEC and publicly available prior to the date hereof or specifically set forth in the Company Disclosure Schedule delivered by the Company to Parent dated as of the date hereof (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and the Purchaser as follows:

      (a) Organization, Standing and Power. Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries is duly qualified and in good standing or otherwise authorized or licensed to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except for any such failure to be so qualified or licensed or in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The copies of the Organizational Documents of the Company and of each of its Subsidiaries which were previously furnished or made available to Parent are, in each case, true, complete and correct copies of such documents as in effect on the date of this Agreement. Each of the Company and its Subsidiaries has the requisite corporate power and corporate authority in all material respects to own, lease and operate its properties and to carry on its respective businesses as they are now being conducted. Neither the Company nor any of its Subsidiaries is in violation of any provisions of its Organizational Documents in any material respect. The list of subsidiaries of the Company set forth in Section 3.1(a) of the Company Disclosure Schedule is a true and accurate list of all the Subsidiaries of the Company. Except for its interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

      (b)  Capital Structure.

          (i) As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, of which not more than 5,138,660 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. As of the date of this Agreement, there are no outstanding options, warrants or other rights to acquire capital stock from the Company other than options representing in the aggregate the right to purchase not more than 563,385 shares of Company Common Stock under the Company 1998 Stock Option Plan or as disclosed in Section 3.1(b) of the Company Disclosure Schedule which Schedule sets forth the name of the holder of, such option, warrant or other right to purchase capital stock, the number of Shares that may be purchased by such holder pursuant to such option, warrant, and other right to purchase capital stock and the price per Share at which such Shares may be purchased.

          (ii) All of the issued and outstanding shares of capital stock of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company, free and clear of any liens, pledges, security interests, claims, encumbrances, restrictions (including any restriction on the right to vote or sell such shares, except as may be imposed as a matter of law), preemptive rights or any other claims of any third party ("Liens").

          (iii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote ("Company Voting Debt") are issued or outstanding.

          (iv) Except as otherwise set forth in this Section 3.1(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or its Subsidiaries is a party or by which any of them is bound obligating (and no contract, agreement, understanding, arrangement or obligation, whether or not contingent, providing for) the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or such Subsidiary or obligating the Company or such Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations, arrangements, agreements or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or such Subsidiary.

      (c)  Authority; No Conflicts.

          (i) The Company has all requisite corporate power and corporate authority to enter into this Agreement and, if required, subject to the adoption of this Agreement by the requisite vote of the holders of Company Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, if required, subject in the case of the consummation of the Merger to the adoption of this Agreement by the requisite vote of the holders of Company Common Stock, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery by Parent and the Purchaser, constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Company has, at a meeting duly called and held, (A) approved this Agreement, the Offer and the Merger and the transactions contemplated hereby, (B) declared that the Offer, this Agreement and the Merger are advisable, fair to and in the best interests of the Company and its stockholders, and (C) made the Company Tender Recommendation. Such actions are sufficient to render inapplicable to this Agreement, the Offer and the Merger and the other transactions contemplated hereby the restrictions on business combinations set forth in Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Offer, the Merger or any other transaction contemplated hereby.

          (ii) Except as disclosed in Section 3.1(c) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement do not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, or creation, a "Violation"), pursuant to: (A) any provision of the Organizational Documents of the Company or any of its Subsidiaries or (B) except as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent the consummation of the transactions contemplated hereby and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, the terms, provisions or conditions of any loan or credit agreement, note, mortgage, bond, indenture, lease, compensation or benefit plan (or any grant or award made pursuant thereto) or other agreement, obligation, instrument, contract, permit, concession, franchise, license, judgment, order, writ, injunction, award, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Company's Subsidiaries or any of their respective properties or assets.

          (iii) No consent, registration, permit, approval, order or authorization of, or registration, declaration, notice, report, or other filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (x) those required under or in relation to (A) the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), (B) the DGCL with respect to the filing of the Certificate of Merger, (C) rules and regulations of the Nasdaq National Market ("NNM"), (D) antitrust or other competition laws of any applicable jurisdictions, including, without limitation, the requirements of the HSR Act, and (E) such as may be required under any applicable state securities or blue sky laws and (y) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent the consummation of the transactions contemplated hereby.

          (iv) The Board of Directors of the Company, or an appropriate committee thereof, has taken (or will take prior to the Merger) all action necessary so that the exemption from Section 16 under the Exchange Act which is contemplated by Section 16b-3(e) is applicable to the disposition of the Company Common Stock and Company Options in or in connection with the Merger as contemplated by this Agreement by all persons who are directors and/or officers of the Company.

      (d)  Reports and Financial Statements.

          (i) Since January 1, 2000, the Company has timely filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC (collectively, including all exhibits thereto, the "Company SEC Reports"). The Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), did not, and any Company SEC Reports filed with the SEC subsequent to the date hereof and prior to the purchase of shares pursuant to the Offer will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated (or incorporated by reference) therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included or to be included in, or incorporated by reference into, the Company SEC Reports presents or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, and were all prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end audit adjustments. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report filed prior to the date hereof), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (as in effect on the dates on which such SEC Reports were filed).

          (ii) Except as set forth in Section 3.1(d)(ii) of the Company Disclosure Schedule or in the Company SEC Reports filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since March 31, 2002 (none of which has had or is reasonably like to have, individually or in the aggregate, a Material Adverse Effect on the Company), the Company does not have any liabilities or obligations of any nature whether known or unknown, asserted or unasserted, accrued or unaccrued, contingent or absolute, liquidated or unliquidated, due or to become due, determined, determinable or otherwise, required by GAAP to be set forth on a consolidated balance sheet of the Company which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (iii) The Company has delivered to Parent a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to all agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

      (e)  Information Supplied.

          (i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (A) the Information Statement advising stockholders of the Company that the requisite number of stockholders have consented to the Merger, if applicable, (B) the Proxy Statement relating to the Company Stockholders Meeting, if applicable, (C) the Schedule 14D-9, (D) the Offer Documents and (E) any other document filed or to be filed with the SEC or any other Governmental Entity (including with reference to necessary filing under the HSR Act) in connection with the Offer will, at the respective times such documents or any amendments or supplements thereto are filed, and, with respect to the Offer Documents, the Information Statement, if any, and the Proxy Statement, if any, when first published, sent or given to the stockholders of the Company and at the Effective Time, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the Offer or the solicitation of proxies for the Company Stockholders Meeting, if any, which shall have become false or misleading. The Proxy Statement, if any, the Information Statement, if any, and Schedule 14D-9 will comply as to form with the requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder.

          (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Information Statement, if any, the Proxy Statement, if any, or the Offer Documents based on information supplied by Parent or the Purchaser for inclusion or incorporation by reference therein.

      (f) Compliance with Applicable Laws; Regulatory Matters. The Company and each of its Subsidiaries holds all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities other than those the failure to so hold individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on the Company (the "Company Permits"). The Company and each of its Subsidiaries have performed its respective obligations under and are in compliance with the terms of the Company Permits, except where the failure to so comply or perform, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company. No event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under the Company Permits or, after notice or lapse of time or both, would permit revocation or termination of the Company Permits, except where such event, condition or state of state of facts, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company. The businesses of the Company and its Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which are not reasonably likely to have a Material Adverse Effect on the Company. As of the date of this Agreement, no lawsuit, claim, suit, proceeding or investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened, other than lawsuits, claims, suits, proceedings or investigations which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. This provision shall not apply to environmental matters, which are the subject of
   Section 3.1(q).

      (g) Litigation. Except as disclosed in Section 3.1(g) of the Company Disclosure Schedule, as of the date of this Agreement there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or would prevent the consummation of the transactions contemplated by this Agreement, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. This provision shall not apply to environmental matters, which are the subject of Section 3.1(q). Further, there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending which has been made the Company or any of its Subsidiaries, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or would prevent the consummation of the transactions contemplated by this Agreement.

      (h) Taxes. (i) The Company and its Subsidiaries have duly and timely filed (taking into account any valid extensions of time within which to make such filings) all Tax Returns required to be filed by or on behalf of any of them, and all such filed Tax Returns are complete and accurate in all material respects; (ii) the Company and its Subsidiaries have paid all Taxes due and payable by or on behalf of them (whether or not shown on any Tax Return), and adequate reserves or accruals for Taxes have been provided for in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; (iii) except as set forth in Section 3.1(h) of the Company Disclosure Schedule, as of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened in writing audits, examinations, investigations or other administrative or court proceedings or claims for deficiencies in respect of Taxes or Tax matters relating to the Company or any of its Subsidiaries, all material deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company or any of its Subsidiaries have been fully paid, and no claim has been made in writing by any authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any such Subsidiary is, or may be, subject to Taxation in that jurisdiction; (iv) there are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable or Liens for Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP; (v) the Company at any time during the five-year period ending on the date of this Agreement is not, and was not, a "United States real property holding corporation" within the meaning of Section 897(c) of the Code; (vi) neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code; (vii) other than the consolidated group of which the Company is now the common parent, neither the Company nor any of its Subsidiaries has ever been (A) a member of an affiliated group filing a consolidated federal income Tax Return or (B) responsible for any liability for the Taxes of any Person as a transferee or successor, by contract, by operation of law, or otherwise; (viii) the Company and each of its Subsidiaries has (A) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, or other third party and (B) collected any and all amounts required from customers or other third parties in the form of sales, use, or similar Taxes and paid, when due, such Taxes to the appropriate governmental authority; (ix) as of the date hereof neither the Company nor any of its

   Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force; (x) Parent has had access to complete copies of (A) all federal and other material Tax Returns of the Company and its Subsidiaries relating to the taxable periods ending since December 31, 1999 which have been filed and
   (B) any audit report issued within the last five years relating to any material Taxes due from or with respect to the Company or any of its Subsidiaries; (xi) neither the Company nor any other person on behalf of the Company or any of its Subsidiaries has requested any extension of time within which to file any material income Tax Return, which material income Tax Return has since not been filed; (xii) neither the Company nor any of its Subsidiaries is a party to any tax sharing or similar agreement or arrangement (with any person other than the Company and/or any of its Subsidiaries) pursuant to which it will have any obligation to make any payments after the Closing; (xiii) neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities; and (xiv) neither the Company nor any of the Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Subsidiaries, and the IRS has not initiated or proposed in writing any such adjustment or change in accounting method.

      (i) Absence of Certain Changes or Events. Since March 31, 2002, except as disclosed in Section 3.1(i) of the Company Disclosure Schedule, (A) each of the Company and the Company's Subsidiaries has conducted its business in the ordinary course; (B) there has not been any change in the business, financial condition or results of operations of the Company or its Subsidiaries that has had, or is likely to have, a Material Adverse Effect on the Company; (C) there has not been any entry by the Company or its Subsidiaries into any material employment agreement, severance agreement or termination agreement with any employee or officer of the Company; (D) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company nor has there been any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or such Subsidiary; (E) there has not been any material change by the Company in accounting principles, practices or methods; (F) there has not been any material increase in the compensation payable or which could become payable by the Company and its Subsidiaries to their officers or key employees, or any amendment of any compensation and benefit plans resulting in a material increase in payments thereunder; (G) there has not been any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries; and (H) there has not been any entry by the Company or its Subsidiaries into any material joint venture or other working arrangement with any Person; and (I) there has not been any issuance or agreement to issue shares of Company Common Stock, other than under the Company Option Plans.

      (j) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company capital stock necessary to approve this Agreement and the transactions contemplated hereby and is only necessary in the event that the number of shares of the Company Common Stock tendered pursuant to the Offer represents less than 90% of the issued and outstanding shares of the Company Common Stock.

      (k) Certain Agreements. All "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to which the Company and its Subsidiaries is a party or their properties are bound (the "Company Material Contracts") (i) have been filed, in their true and correct form with all material amendments thereto, with the SEC in the Company SEC Reports (except as disclosed in Section 3.1(k) of the Company Disclosure Schedule) and (ii) all such Company Material Contracts are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms and other than to the extent as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, is reasonably likely to constitute a default under the provisions of, any such Company Material Contract, and neither the Company nor any of its Subsidiaries has received notice that any party to any Company Material Contract intends to cancel, terminate or otherwise modify the terms of any applicable Company Material Contract, except in either case, for defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, no counterparty to any such Company Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, is reasonably likely to constitute a default or other breach under the provisions of, such Company Material Contract, except for defaults or breaches which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as disclosed in
   Section 3.1(k) of the Company Disclosure Schedule or as required by applicable law, neither the Company nor its Subsidiaries has any plans or material agreement to which any of them is a party, or by which they or their respective assets and properties are bound, pursuant to which any material payment, including with respect to acceleration of benefits, will be required upon or as a result of a "change of control" of the Company. The Company has delivered or disclosed all Company Material Contracts to Purchaser.

      (l)  Employee Benefit Plans.

          (i) Section 3.1(l) of the Company Disclosure Schedule contains an accurate and complete list of (i) each "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each employment, severance, change in control, termination, or similar contract, plan, arrangement or policy, and (iii) each other material employee benefit plan, program or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, health or medical benefits, disability benefits, life insurance and any other paid time off programs, workers' compensation, supplemental unemployment benefits and post-employment or retirement benefits which is maintained, sponsored or contributed to by the Company or any of its affiliates on behalf of any employee or former employee of the Company or any of its Subsidiaries located within the United States (each, a "Company Benefits Plan") and the Company has delivered a copy of all such documents and plans to Purchaser.

          (ii) Each Company Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a determination from the United States Internal Revenue Service (the "IRS") that such Company Employee Plan is qualified under Section 401(a) of the Code.

          (iii) Neither the Company nor any of its Subsidiaries maintains, contributes to or has any liability under or with respect to any plan subject to Title IV of ERISA, or any "multiemployer plan" (as defined in Section 3(37) of ERISA). No asset of the Company or any of its Subsidiaries is subject to any lien under ERISA or the Code. There are no pending or, to the knowledge of the Company, threatened actions, suits, investigations or claims with respect to any Company Benefit Plan (other than routine claims for benefits) which could result in liability to the Purchaser or the Parent, and to the knowledge of the Company there are no facts which could give rise to (or be expected to give rise to) any such actions, suits, investigations or claims, except, in each case, for actions, suits, investigations or claims which are not reasonably likely to result in a Material Adverse Effect on the Company.

          (iv) (i) Each of the Company Benefit Plans has been maintained, funded and administered, in both form and operation, in material compliance with its terms and in material compliance with the applicable provisions of ERISA, the Code and any other applicable laws, and (ii) all filings required for the Company Benefit Plans and all contributions to the Company Benefit Plans have been timely made. The Company and its Subsidiaries have complied in all material respects with the health care continuation requirements of Part 6 of 22 Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA"), and the Company and each of its Subsidiaries have no obligations under any Company Employee Plan or otherwise to provide health, medical, dental or disability benefits to former employees of the Company or the Company Subsidiaries or any other person, except as specifically required by COBRA.

          (v) With respect to each Company Benefit Plan, the Company has made available to the Parent and the Purchaser true, complete and correct copies of, to the extent applicable: (i) the current plan documents and summary plan descriptions, (ii) annual reports (Form 5500 series) filed with the IRS (with applicable attachments) for the previous two years,
       (iii) financial statements and the Company's actuarial valuation statements for the previous two years and (iv) the most recent determination letter received from the IRS.

          (vi) None of the Company, any of its Subsidiaries, any affiliate of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any plan fiduciary of any Company Benefit Plan, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) which would subject the Company, the Parent, the Purchaser or the Surviving Corporation to any material taxes, penalties or other liabilities resulting from such prohibited transaction and, to the knowledge of the Company, no condition exists that would subject any of the Company, the Parent, the Purchaser or the Surviving Corporation to any material excise penalty tax or fine related to any Company Benefit Plan.

          (vii) Except as disclosed in Section 3.1(l)(vii) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, director or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer, or (iii) require the immediate funding or financing of any compensation or benefits.

          (viii) Any Company Employee Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code has so satisfied such requirements.

          (ix) Neither the Company nor any of its Subsidiaries has used the services or workers provided by third party contract labor suppliers, temporary employees, "leased employees" (within the meaning of Section 414(n) of the Code), or individuals who have provided services as independent contractors in such a way that would (A) entitle such individuals to participate in a Company Employee Plan or (B) reasonably be expected to result in the disqualification of any of the Company Employee Plans or the imposition of penalties or excise taxes with respect to the Company Employee Plans by the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity.

          (x) All Company Benefit Plans maintained outside of the United States have been and are in substantial compliance with applicable local law except where such failure to comply is not reasonably likely to have a Material Adverse Effect on the Company.

      (m) Labor and Other Employment Matters. Except as disclosed in Section 3.1(m) of the Company Disclosure Schedule, each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, and wages and hours. None of the Company or any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice). None of the Company or any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any of its Subsidiaries. There is no labor dispute, strike, slowdown or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect on the Company. No labor union or similar organization has otherwise been certified to represent any persons employed by the Company or any of its Subsidiaries or to the Company's knowledge has applied to represent such employees or is attempting to organize so as to represent such employees. Except as disclosed in Section 3.1(m) of the Company Disclosure Schedule, there is no charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state or foreign agency pending or, to the knowledge of the Company, threatened, except where such charge or complaint would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries is materially delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it. Except as disclosed in Section 3.1(m) of the Company Disclosure Schedule, to the Company's knowledge, there are no controversies pending or threatened, between the Company or any of its Subsidiaries and any of their current or former employees, which controversies have or could reasonably be expected to result in action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity, except for such controversies which are not reasonably likely to have a Material Adverse Effect on the Company. To the Company's knowledge, no employee of the Company or any of its Subsidiaries is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or its Subsidiaries because of the nature of the business conducted or presently proposed by the Company to be conducted by it or to the use of trade secrets or proprietary information of others, except for such violations which are not reasonably likely to have a Material Adverse Effect of the Company. To the Company's knowledge, no executive officer or key employee of the Company or any of its Subsidiaries has given notice that such executive officer or key employee intends to terminate his or her employment with the Company or such Subsidiary.

      (n) Intellectual Property. Section 3.1(n) of the Company Disclosure Schedule sets forth a complete and accurate list of all material Intellectual Property Rights of the Company and its Subsidiaries. "Intellectual Property Rights" means all United States and foreign trademarks (registered and unregistered), service marks, trade names, brand names, patents, copyrights and registrations in any jurisdiction of, and applications in any jurisdiction to register the foregoing, technology, know-how, software, tangible and intangible proprietary information or materials, rights and processes that are used in the business and operations of the Company and its Subsidiaries as currently conducted and any other trade secrets related thereto. The Company and its Subsidiaries have rights to use, whether through ownership, licensing or otherwise, all Intellectual Property Rights material to its services, in each case free and clear of any and all encumbrances, covenants, conditions and restrictions or other adverse claims or interest of any kind or nature. All registrations and pending applications for any material Intellectual Property Rights of the Company or its Subsidiaries is in compliance with all legal requirements, other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise affect the use, priority or enforceability of such Intellectual Property Right in question. All Intellectual Property Rights of the Company and its Subsidiaries are valid and enforceable, except as such invalidity or unenforceability, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed on the Company Disclosure Schedule, to the Company's knowledge, there are no infringements by any other party of any of the Intellectual Property Rights, nor to the knowledge of the Company, is any third party misappropriating, infringing, diluting or violating any Intellectual Property Rights owned or exclusively licensed to the Company, and no claims for any of the foregoing have been brought against any third party by the Company. Except as set forth in Section 3.1(n) of the Company Disclosure Schedule, there are no claims, suits, actions or proceedings pending or to the Company's knowledge, threatened against the Company or any of its Subsidiaries alleging infringement of any intellectual property rights of another person or challenging the ownership, use, validity or enforceability of the Intellectual Property Rights, except for claims, suits, actions or proceedings which would not have a Material Adverse Effect on the Company. No Intellectual Property Rights that are owned by the Company are subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company.

      (o) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Roth Capital Partners LLC and Jeffrey Liss, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

      (p) Opinion of Financial Advisor. The Company has received the written opinion of Roth Capital Partners, LLC dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid in the Offer and the Merger is fair, from a financial point of view, to the holders of Company Common Stock, and has provided a copy of such opinion to Parent.

      (q)  Environmental Matters.

          (i) Except as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company and its
       Subsidiaries: (i) the Company and each Subsidiary has complied and is currently in compliance with all Environmental Laws; and (ii) there are no pending, or to the knowledge of the Company or any of its Subsidiaries, threatened claims against the Company or any of its Subsidiaries alleging a violation of Environmental Law.

          (ii) The Company and each of its Subsidiaries have obtained or have applied for all material environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Company and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of the Environmental Permits, and the Company believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business.

          (iii) There are no Environmental Claims pending (i) against the Company or any of its Subsidiaries or joint ventures, or (ii) against any real or personal property or operations the Company or any of its Subsidiaries owns, leases or manages, in whole or in part.

          (iv) To the Company's knowledge there have been no Releases (as defined in Section 8.10 hereof) of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries

          (v) The Company has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of the Company or any of its Subsidiaries) whose liability the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law or against any real or personal property which the Company or any of its Subsidiaries formerly owned, leased or managed, in whole or in part.

      (r)  Properties.

          (i) Except as disclosed in Section 3.1(r)(i) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their respective properties and assets (other than assets disposed of in the ordinary course of business since March 31, 2002) except for defects in title, easements, encroachments, restrictive covenants and similar encumbrances or impediments that would not have a Material Adverse Effect on the Company.

          (ii) Except as otherwise identified in Section 3.1(r)(ii) of the Company Disclosure Schedule, the material tangible assets of the Company and the Company Subsidiaries, taken as a whole, including all mobile equipment are, in the aggregate, in condition and repair, reasonable wear and tear excepted, adequate in all material respects for the use to which they are put in the Company's business, except to the extent that the condition of any such assets are not in the aggregate reasonably likely to have a Material Adverse Effect on the Company.

      (s) Affiliate Transactions. Except as disclosed in the Company SEC Filings filed prior to the date of this Agreement or in Section 3.1(s) of the Company Disclosure Schedule, there are no material contracts, commitments, agreements, arrangements or other transactions required to be so disclosed between the Company or any of its Subsidiaries, on the one hand, and any (i) executive officer or director of the Company or any of their immediate family members, (ii) record or beneficial owner to the extent known by the Company of ten percent or more of the voting securities of the Company or (iii) affiliate (to the extent known by the Company) of any such executive officer, director, family member or beneficial owner, on the other hand.

      (t) Insurance. The Company maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance).

   3.2 Representations and Warranties of Parent. Except as specifically set forth in the Parent Disclosure Schedule delivered by Parent to the Company dated as of the date of this Agreement (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company as follows:

      (a) Organization, Standing and Power. Parent has been duly organized and is validly existing under the laws of its jurisdiction of organization. Parent is duly qualified or otherwise authorized to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify or be so authorized is not reasonably likely to have a Material Adverse Effect on Parent. Parent has the requisite corporate power and corporate authority in all material respects to own, lease and operate its properties and to carry on its businesses as they are now being conducted. Parent is not in violation of any provisions of its Organizational Documents in any material respect.

      (b)  Authority; No Conflicts.

          (i) Parent has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming due execution by the Company, constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of Parent has at a meeting duly called and held, unanimously approved this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement.

          (ii) The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation pursuant to: (A) any provision of the Organizational Documents of Parent or any of its Subsidiaries or (B) except as is not reasonably likely to have a Material Adverse Effect on Parent or prevent the consummation of the transactions contemplated hereby and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, the terms, provisions or conditions of any loan or credit agreement, note, mortgage, bond, indenture, lease, compensation or benefit plan (or any grant or award made pursuant thereto) or other agreement, obligation, instrument, contract, permit, concession, franchise, license, judgment, order, writ, injunction, award, decree, statute, law, ordinance, rule or regulation applicable to Parent, any of its Subsidiaries or any of their respective properties or assets.

          (iii) No consent, registration, permit, approval, order or authorization of, or registration, declaration, notice, report or filing with, any Governmental Entity or securities exchange is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (A) the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to clause (x) of Section 3.1(c)(iii), (B) any filings required to be made or consents that have to be obtained or arrangements that have to be made in order to ensure that the United States government or any agency thereof will not challenge the consummation of the transactions contemplated hereby on national security grounds and (C) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain is not reasonably likely to have a Material Adverse Effect on Parent or prevent the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, the Parent will use its reasonable best efforts to obtain all the consents required to consummate the transactions contemplated hereby.

      (c)  Information Supplied.

          (i) None of the information supplied or to be supplied by Parent or the Purchaser for inclusion or incorporation by reference in (A) the Offer Documents or (B) the Information Statement, if any, the Proxy Statement, if any, the Schedule 14D-9 and any other documents to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby, including any amendment or supplement to such documents, will, at the respective times such documents are filed, and, with respect to the Information Statement, if any, the Proxy Statement, if any, and the Offer Documents, when first published, sent or given to stockholders of the Company, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the Offer or the solicitation of proxies for the Company Stockholders Meeting, if any, which shall have become false or misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and Securities Act and the rules and regulations promulgated thereunder.

          (ii) Notwithstanding the foregoing provisions of this Section 3.2(c), no representation or warranty is made by Parent or the Purchaser with respect to statements made or incorporated by reference in the Information Statement, if any, the Proxy Statement, if any, or the Offer Documents based on information supplied by the Company for inclusion or incorporation by reference therein.

      (d) Vote Required. No vote of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement and the transactions contemplated hereby.

      (e) Brokers or Finders. Other than Lazard Freres & Co. LLC, whose fees for services will be paid by Parent, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent on the Purchaser.

      (f) Ownership of Company Capital Stock. As of the date of this Agreement, neither Parent nor any of its Subsidiaries (i) beneficially owns, directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), shares of capital stock of the Company, except for the Tender Agreements.

      (g) Litigation. As of the date of this Agreement there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of their respective properties or assets, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent or would prevent the consummation of the transactions contemplated by this Agreement, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its

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

   Subsidiaries which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

      (h) Financing. Parent has the funds necessary to consummate the Offer and the Merger on the terms contemplated by this Agreement.

   3.3 Representations and Warranties of Parent and the Purchaser. Parent and the Purchaser represent and warrant to the Company as follows:

      (a) Organization and Corporate Power. The Purchaser is an indirect wholly owned Subsidiary of Parent and a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

      (b) Corporate Authorization. The Purchaser has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming the execution by the Company, constitutes a valid and binding agreement of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Purchaser has at a meeting duly called and held, unanimously approved this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement.

      (c)  Non-Contravention.

          (i) The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation pursuant to: (A) any provisions of the Organizational Documents of the Purchaser or (B) except as is not reasonably likely to have a Material Adverse Effect on the Purchaser or prevent the consummation of the transactions contemplated hereby and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (ii) below, the terms, provisions or conditions of any loan or credit agreement, note, mortgage, bond, indenture, lease, compensation or benefit plan or any grant or award made pursuant thereto or other agreement, obligation, instrument, contract, permit, concession, franchise, license, judgment, order, writ, injunction, award, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its properties or assets.

          (ii) No consent, registration, permit, approval, order or authorization of, or registration, declaration, notice, report or filing with, any Governmental Entity or securities exchange is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby except for (A) the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to clause (x) of Section 3.1(c)(iii), (B) any filings required to be made or consents that have to be obtained or arrangements that have to be made in order to ensure that the United States government or any agency thereof will not challenge the consummation of the transactions contemplated hereby on national security grounds and (C) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain is not reasonably likely to have a Material Adverse Effect on the Purchaser or to prevent the consummation of the transactions contemplated hereby.

      (d) No Business Activities. The Purchaser is not and has never been a party to any agreement and has not conducted any activities other than in connection with the organization of the Purchaser, the commencement of the Offer, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. the Purchaser has no Subsidiaries.

                                  ARTICLE IV.

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

   4.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time or earlier termination of this Agreement (except as expressly contemplated or permitted by this Agreement, set forth in the Company Disclosure Schedule, or to the extent that Parent shall otherwise consent in writing):

      (a) Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all respects, consistent with past practice and shall use their respective commercially reasonable efforts (i) to preserve intact their present business organizations and preserve their existing relationships with customers, suppliers, employees, Governmental Entities and others having business dealings with them; and (ii) to maintain in effect all material foreign, federal, state and local licenses, approvals, permits and authorizations required for the Company to carry on its business.

      (b) Dividends; Changes in Share Capital. The Company shall not, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except as otherwise permitted with respect to the payment of the option exercise price or tax withholding under certain option agreements in effect on the date of this Agreement under the Company Option Plans, or (iv) effect any reorganization or recapitalization.

      (c) Issuance of Securities. The Company shall not and shall cause its Subsidiaries not to issue, pledge, dispose of or encumber, deliver or sell, or authorize or propose the issuance, disposition, encumbrance, pledge, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Company
   Voting Debt, or enter into any agreement with respect to any of the foregoing, other than the issuance of Company Common Stock upon the exercise of stock options or rights to purchase Company Common Stock outstanding on the date of this Agreement in accordance with the terms of the Company
   Option Plans as in effect on the date of this Agreement and those rights set forth in Section 3.1(b) of the Company Disclosure.

      (d) Organizational Documents. Except to the extent required to comply with their respective obligations hereunder or required by law, the Company and its Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

      (e) Indebtedness. The Company shall not (i) incur any indebtedness for borrowed money, deferred purchase price obligations in connection with acquisitions, capitalized lease obligations (including equipment, motor vehicles and other property) or guarantee any such indebtedness or capitalized lease obligation or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or guarantee any debt securities of other Persons other than any loans from Parent or any of its affiliates or indebtedness of the Company or its Subsidiaries to the Company or its Subsidiaries that would increase the aggregate amount of outstanding indebtedness and capitalized lease obligations of the Company and its Subsidiaries on a consolidated basis to an amount greater than $15.5 million, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or its Subsidiaries to or in the Company or its Subsidiaries or
   (iii) pay, discharge, modify or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of clauses (ii) and (iii), loans, advances, capital contributions, investments, payments, discharges or satisfactions except, in each case, as is not reasonably likely to have a Material Adverse Effect on the Company incurred or committed to in the ordinary course of business.

      (f) Acquisitions. The Company shall not and shall not permit any of its Subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets material to such companies taken as a whole, except for the purchase of assets from suppliers or vendors in the ordinary course of business consistent with the needs of the business and past practices.

      (g) Dispositions. The Company shall not and shall not permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any assets material to the Company and its Subsidiaries taken as a whole.

      (h) Compensation. The Company shall not, and shall not permit its Subsidiaries to, except in the ordinary course of business and consistent with the past practices of the Company or as required under the terms of any employment agreements validly existing on the date hereof, (i) increase the compensation payable or to become payable to any of its executive officers or employees or otherwise amend an agreement with any officer or employee, or (ii) take any action with respect to the grant of any severance or termination pay, or stay bonus or other incentive arrangement (other than as required by applicable law or the terms of any collective bargaining agreement or as required pursuant to benefit plans and policies in effect on the date of this Agreement or as described in the Company Disclosure Schedule with respect to the Retention Agreements), plans or policies existing on the date hereof or as otherwise provided under this Agreement and shall not amend any such agreement, plan or policy; provided, however that in no event shall the Company grant, or permit to be granted, any options or other awards under any Company Option Plan after the date of this Agreement.

      (i) Tax Elections. The Company shall not, and shall not permit its Subsidiaries to, make or revoke any Tax election (other than immaterial Tax elections in the ordinary course of business and consistent with past practice), change or (or make a request to any taxing authority to change) any material aspect of its (or its Subsidiaries') method of accounting for Tax purposes or settle or compromise any material Tax liability.

      (j) Employment. The Company shall not, and shall not permit its Subsidiaries to, release or otherwise terminate the employment of any employee or hire any new employees, except in the ordinary course of business and consistent with the past practices of the Company.

      (k)  Benefit Plans and Agreements.

          (i) Except as set forth in Section 4.1(k) the Company Disclosure Schedule, the Company shall not, and shall not permit its Subsidiaries to, establish, adopt or enter into any new employee benefit plans or agreements (including pension, profit sharing, bonus, incentive compensation, director and officer compensation, severance, medical, disability, life or other insurance plans, and employment agreements) or amend or modify any existing Company Benefit Plans, or extend coverage of the Company Benefit Plans, except for extensions of such plans in the ordinary course of business and as required by applicable law, or the terms of any collective bargaining agreement.

          (ii) No stock options or other awards shall be granted under any Company Option Plan or Company Benefit Plan, nor shall any agreement evidencing any warrants or rights to purchase any capital stock of the Company be issued or granted after the date of this Agreement.

          (iii) The Board of Directors of the Company shall or shall cause the Compensation Committee of the Board of Directors to take such action as may be necessary or appropriate to accelerate all Company Options in accordance with the Company Option Plans and all Company Warrants in accordance with their terms on or before the consummation of the Offer.

          (iv) If requested in writing by Purchaser at least ten days prior to the consummation of the Offer, the Company shall (A) adopt resolutions terminating the Company 401(k) Profit Sharing Plan and the Terra Mar, Inc. 401(k) Profit Sharing Plan (collectively, the "401(k) Plans"), and
       (B) use commercially reasonable efforts to negotiate with American United Life Insurance Company for the reduction or elimination of any fees or charges associated with such termination and/or the ability of the Company to pay such fees or charges on behalf of the participants of the 401(k) Plans. If the 401(k) Plans are terminated pursuant to the preceding sentence, then after the Effective Time, the Purchaser shall cause the Company to take any necessary or appropriate action to complete such termination (including, without limitation, any notices and filings that are required or that Purchaser deems advisable).

      (l)  Other Actions.

          (i) The Company shall not, and shall not permit its Subsidiaries to, take any action that is reasonably likely to result in any of the Offer Conditions not being satisfied.

          (ii) The Company shall not, and shall not permit its Subsidiaries to, (A) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any assets except for sales of inventory in the ordinary course of business and except for dispositions of immaterial assets in the ordinary course of business consistent with past practices; (B) authorize capital expenditures in any manner not reflected in the capital budget of the Company as currently in effect or make any acquisition of, or investment in, any business or stock of any other person or entity; (C) settle or compromise any material claims or litigation; or (D) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without the prior written approval of Parent, except in the ordinary course of business consistent with past practice.

          (iii) The Company shall not, and shall cause its Subsidiaries not to, enter into any contract or agreement that, if such agreement or contract were in effect on the date hereof, would constitute a Company Material Contract without the prior written consent of Parent.

   4.2 Covenants of Parent and the Purchaser. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company shall otherwise consent in writing) Parent shall not, and shall not permit any of its Subsidiaries to, take any action that is reasonably likely to result in
(i) any of the representations and warranties of Parent and the Purchaser set forth in this Agreement (other than those contained in Section 3.3(d)) (x) to the extent qualified by Material Adverse Effect becoming untrue or inaccurate and (y) shall be deemed satisfied so long as such representations and warranties being untrue or inaccurate, taken together, do not have a Material Adverse Effect on the Parent or the Purchaser, (ii) the representations and warranties of Parent and the Purchaser contained in Section 3.3(d) being untrue or inaccurate, or (iii) any of the Offer Conditions not being satisfied.

   4.3 Advice of Changes; Government Filings. Each party shall (a) confer on a regular and frequent basis with the other, (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) to the other on operational matters and (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it in this Agreement (x) to the extent qualified by Material Adverse Effect becoming untrue or inaccurate and
(y) to the extent not qualified by Material Adverse Effect becoming untrue or inaccurate, except that this clause (y) shall be deemed satisfied so long as such representations or warranties being untrue or inaccurate, taken together, do not have a Material Adverse Effect on the Company, Parent or the Purchaser, as the case may be, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company shall file all reports required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time including, the Schedule 14D-9 and the Information Statement or Proxy Statement, as the case may be, and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to Parent copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                                  ARTICLE V.

                             ADDITIONAL AGREEMENTS

   5.1  Approval by the Company's Stockholders.

      (a) If required by the DGCL or the Company's Organizational Documents in order to consummate the Merger, the Company shall, as soon as practicable following the acquisition by the Purchaser of the shares of the Company Common Stock pursuant to the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval, and, the Company shall, through the Board of Directors of the Company, recommend to its stockholders that they vote in favor of the adoption of this Agreement; provided, however, that the Board of Directors of the Company may withdraw, modify or change such recommendation to the extent that the Board of Directors of the Company determines to do so in exercise of its fiduciary duties or as permitted under Section 5.4.

      (b) Notwithstanding the preceding paragraph or any other provision of this Agreement, in the event Parent, the Purchaser or any other Subsidiary of Parent shall beneficially own, in the aggregate, at least 90% of the outstanding shares of the Company Common Stock, the Company shall not be required to call the Company Stockholders Meeting or to file or mail the Proxy Statement, and the parties hereto shall, at the request of Parent and subject to Article VI, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for shares of the Company

   Common Stock by the Purchaser pursuant to the Offer without a meeting of stockholders of the Company in accordance with Section 253 of the DGCL.

      (c) Parent agrees that it will vote, or cause to be voted, all of the Company Common Stock then owned by it, the Purchaser or any of its other Subsidiaries, including all shares purchased pursuant to the Offer, in favor of the approval of the Merger and of this Agreement.

   5.2 Access to Information. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access to all of its and its Subsidiaries properties, books, contracts, commitments and records (including security position listings or other information concerning beneficial and record owners of the Company's securities) and its officers, management employees and representatives and, during such period, the Company shall furnish promptly to Parent, consistent with its legal obligations, all information concerning its business, properties and personnel as the other party may reasonably request. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter (the "Confidentiality Agreement") dated March 17, 2002, as may be amended from time to time, between the Company and Parent, which Confidentiality Agreement shall remain in full force and effect, and in the event this Agreement is terminated, all information provided to Parent under the Confidentiality Agreement shall be returned to the Company in accordance with the provisions thereof.

   5.3 Approvals and Consents; Cooperation. Each of the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) its best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Offer and the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party and any Governmental Entity in order to consummate the Offer, the Merger and the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, orders and approvals. Without limiting the generality of the foregoing, each of the Company and Parent agrees to make all necessary filings in connection with the required regulatory approvals as promptly as practicable after the date of this Agreement, including, without limitation, notifications under the HSR Act and any foreign antitrust, investment or competition law or regulation, and to use its reasonable best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested and all inquiries made with respect to such required regulatory approvals and shall otherwise cooperate with the applicable Governmental Entity in order to obtain any required regulatory approvals in as expeditious a manner as possible. Each of the Company and Parent shall use its best efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the required regulatory approvals. In the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of the Company and Parent shall use its reasonable efforts to resist or resolve such suit. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with the Offer Documents, Schedule 14D-9, Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries to any third party and any Governmental Entity in connection with the Offer, the Merger or the other transactions contemplated by this Agreement.

   5.4  Acquisition Proposals.

      (a) The Company agrees that neither the Company, its Subsidiaries, nor any of the respective officers and directors of the Company or its Subsidiaries, shall and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) not to, take or cause, directly or indirectly, any of the following actions with any party other than Parent, the Purchaser or their respective designees: (i) directly or indirectly solicit, encourage, initiate, participate in or otherwise facilitate (including by way of furnishing information) any negotiations, inquiries or discussions with respect to any Acquisition Proposal (as hereinafter defined) or (ii) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records, other than the transaction contemplated in this Agreement. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of Section 5.4(a) hereof of the obligations undertaken in this Section 5.4. As used in this Agreement "Acquisition Proposal" shall mean any tender or exchange offer involving more than 15% of the Company Common Stock, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner more than 15% of the Company Common Stock or a substantial portion of the business or assets of the Company (other than (i) immaterial or insubstantial assets, (ii) inventory in the ordinary course of business, (iii) assets held for sale or (iv) other assets sold or to be sold in the ordinary course of business), or any proposal or offer with respect to any recapitalization or restructuring with respect to the Company.

      (b) Notwithstanding anything to the contrary contained in Section 5.4(a) or elsewhere in this Agreement, prior to the consummation of the Offer, the Company may participate in discussions or negotiations with, and furnish non-public information, and afford access to the properties, books, records, officers, employees and representatives of the Company to any Person, entity or group if such Person, entity or group has delivered to the Company, prior to the consummation of the Offer, an Acquisition Proposal which the Board of Directors of the

   Company in its good faith judgment, after consultation with its financial advisor, determines contains terms that are financially superior (or which the Board of Directors of the Company believes may lead to an Acquisition Proposal with terms that are financially superior) to the terms contained in this Agreement and the party submitting such Acquisition Proposal has provided reasonable evidence of its ability to obtain any financing necessary to consummate such Acquisition Proposal on the terms stated in this Agreement and is reasonably capable of being completed, taking into account all relevant financial, regulatory, legal and other aspects of such Acquisition Proposal (a "Superior Proposal") and which the failure to respond to such Superior Proposal would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company's stockholders. In the event the Company receives a Superior Proposal, nothing contained in this Agreement (but subject to the terms of this paragraph (b)) will prevent the Board of Directors of the Company from executing or entering into an agreement relating to such Superior Proposal and recommending such Superior Proposal to its stockholders in compliance with Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal or making any disclosure required by the fiduciary duties of the Company's directors or by applicable law; in such case, the Board of Directors of the Company may withdraw, modify or refrain from making its recommendation of the Offer and the Merger; provided, however that the Company shall have promptly notified Parent, and in any event within 48 hours, of any Acquisition Proposal received by, any such information requested from, or any such negotiations or discussions sought to be initiated with, the Company or any of its Subsidiaries, indicating, in connection with such notice, the name of the Person making the Acquisition Proposal or taking such action and, in reasonable detail, the significant terms of any such Acquisition Proposal and including with such notice any documentation relating to such Acquisition Proposal, (a "Notice of Superior Proposal"). If Parent does not, within five (5) Business Days after Parent's receipt of a Notice of Superior Proposal or any such notice with respect to any amended proposal (or, if earlier, prior to three Business Days before the expiration of the Offer), make an irrevocable written offer or enter into a definitive written agreement amending this Agreement to provide for a transaction that the Board of Directors of the Company has determined in its good faith judgment to be more favorable to the Company's stockholders than the Superior Proposal, the Company, by action of the Board of Directors of the Company, may terminate this Agreement and enter into an agreement with respect to a Superior Proposal, subject to the provisions and terms of
   Article VII hereto.

      (c) Except as expressly set forth in Section 5.4(b), and except as may be inconsistent with applicable law (including, without limitation, the Exchange Act and the rules and regulations promulgated thereunder), neither the Board of Directors of the Company nor any committee thereof (i) shall withdraw or modify, or propose or to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation of the Board of Directors of the Company or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal.

   5.5  Employee Benefits.

      (a) Parent shall cause the Surviving Corporation to assume and honor in accordance with their terms all written employment, severance, retention and termination agreements, plans, policies and arrangements applicable to current and former employees of the

   Company and its Subsidiaries. Notwithstanding the foregoing, except as provided in this Agreement, nothing shall in any way limit or restrict the ability of Parent or the Surviving Corporation following the Effective Time to modify, amend or terminate any Company Benefit Plan, in accordance with the terms of such Company Benefit Plan. Nothing contained herein shall limit or restrict the ability of Parent to terminate the employment of any employee. Nothing contained in this Section 5.5 shall be deemed to constitute a guarantee or undertaking of any kind on the part of Parent with respect to the agreements, plans, policies or arrangements that are the subject of this Section 5.5, it being expressly understood and agreed that such agreements, plans, policies and arrangements shall constitute obligations solely of the Surviving Corporation, to be satisfied out of the assets of the Surviving Corporation.

      (b) If the 401(k) Plans are terminated pursuant to Section 4.1(k)(iv), Parent shall (i) cause the Surviving Corporation and its Subsidiaries to adopt the BVHI 401(k) Profit Sharing Plan and become a participating employer thereunder as of the Effective Time and (ii) cause the BVHI 401(k) Profit Sharing Plan to recognize all service of the employees of the Company or its Subsidiaries prior to the Effective Time for the purpose of determining such employee's eligibility, vesting and rate of benefit accrual under the BVHI 401(k) Profit Sharing Plan, but Parent shall not be required to cause the BVHI 401(k) Profit Sharing Plan to credit such employee with benefits for services performed prior to the Effective Time.

   5.6 Employment Agreements. Parent shall cause the Surviving Corporation to offer to enter into certain employment agreements on or before the Effective Time with the persons listed in Section 5.6 of the Parent Disclosure Schedule.

   5.7 Fees and Expenses. Whether or not the transactions contemplated hereby are consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its Subsidiaries, (b) the Expenses incurred in connection with the printing, filing and mailing to stockholders of the Information Statement, if any, or the Proxy Statement and the solicitation of stockholder approvals shall be paid by the Parent, and (c) as provided in Section 7.2. As used in this Agreement, "Expenses" includes all out-of-pocket expenses including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Offer Documents and the Information Statement, if any, or the Proxy Statement, if any, and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

   5.8 Indemnification; Directors' and Officers' Insurance. Parent shall cause to be maintained in effect (i) the current provisions regarding indemnification of current or former officers, directors and employees of the Company and its Subsidiaries (each an "Indemnified Party") contained in the Organizational Documents of the Company or its Subsidiaries and in any agreements between an Indemnified Party and the Company or its

Subsidiaries, and (ii) for a period of six years after the Effective Time, a tail policy (the "Tail Policy") to the Company's current coverage for directors' and officers' liability insurance and fiduciary liability insurance obtained by the Company in consultation and cooperation with Parent (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time) with respect to claims arising from facts or events that occurred on or before the Effective Time. Parent shall not be obligated to pay more than an aggregate premium of $325,000 payable at the inception of the Tail Policy (the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain, or cause to be maintained, the most advantageous policies of directors' and officers' insurance obtainable at a premium not to exceed the Maximum Premium. This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. Nothing contained in this Section 5.8, other than the express agreements of Parent as set forth in this Section 5.8, shall be deemed to constitute a guarantee or undertaking of any kind on the part of Parent with respect to the indemnification obligations that are the subject of this Section 5.8, it being expressly understood and agreed that such obligations shall constitute obligations solely of the Surviving Corporation, to be satisfied out of the assets of the Surviving Corporation. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations of the Surviving Corporation under this Section 5.8.

   5.9 Public Announcements. So long as this Agreement is in effect, the Company and Parent shall use all reasonable best efforts to develop a joint communications plan and each party shall use all reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

   5.10 Takeover Statute. If any "fair price" "moratorium", "control share acquisition", "interested shareholder", "business combination" or other similar anti-takeover statute or regulation (including, without limitation, the business combination provisions of Section 203 of the DGCL) (each a "Takeover Statute") shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company, subject to its fiduciary duties, shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute on the transactions contemplated hereby.

   5.11 Third Party Standstill Agreements; Tortious Interference. During the period from the date of this Agreement through the Closing of the Offer, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which the Company or any of its Subsidiaries is a party (other than involving Parent). Subject to the foregoing, during such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof and any court having jurisdiction.

   5.12  Company Option Plans, Individual Stock Option Agreements. Pursuant to
Section 2.11(j), upon the consummation of the Offer, each outstanding Company Option to purchase Company Common Stock, whether granted under an Individual Stock Option Agreement or granted under the Company Stock Option Plans, shall be cancelled and in exchange therefor each holder shall, upon delivery of a cancellation agreement in form and substance satisfactory to Parent, receive a cash payment upon consummation of the Offer (or, if later, on the fifth business day after delivery of such cancellation agreement). All amounts payable pursuant to Section 2.11(j) in connection with Company Options shall be subject to any required withholding of taxes and shall be paid without interest. In furtherance of the foregoing, the Company has, as of the date of this Agreement, taken action under the Company Stock Option Plans to provide that at the consummation of the Offer, each Company Option shall thereupon represent the right, upon exercise, to receive the Merger Consideration, in cash (without interest) and, that in lieu of exercise, each holder of the Company Option may receive the cash payment described in this Section 5.12 upon delivery of the cancellation agreement.

   5.13 FIRPTA Certificate. The Company shall deliver to Parent, as agent for the Company, a form of notice to the IRS in accordance with the requirements of Treasury Regulation Section 1.897-2(h) (2) and (h)(5) and in form and substance reasonably acceptable to Parent along with written authorization for Parent to deliver such notice form to the IRS on behalf of the Company upon the consummation of the Tender. At the consummation of the Tender, the Company shall also deliver to the Purchaser and Parent a duly executed FIRPTA certificate in form and substance satisfactory to the Purchaser.

                                  ARTICLE VI.

                             CONDITIONS PRECEDENT

   6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of the Company, Parent and the Purchaser to effect the Merger are subject to the satisfaction or waiver (subject to Section 1.4(c)) on or prior to the Effective Time of the following conditions:

      (a) Stockholder Approval. The Company shall have obtained all approvals of holders of shares of capital stock of the Company necessary to approve this Agreement and all the transactions contemplated hereby (including the Merger) to the extent required by law.

      (b) No Injunction or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      (c) Completion of the Offer. The Purchaser shall have (i) commenced the Offer pursuant to Section 1.1 hereof and (ii) purchased, pursuant to the terms and conditions of such Offer, all shares of Company Common Stock duly tendered and not withdrawn; provided, however, that neither Parent nor the Purchaser shall be entitled to rely on the condition in clause (ii) above if either of them shall have failed to purchase shares of Company Common Stock pursuant to the Offer in breach of their obligations under this Agreement.

                                 ARTICLE VII.

                           TERMINATION AND AMENDMENT

   7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of this Agreement and the matters contemplated herein, including the Merger, by the stockholders of the Company:

      (a) Subject to compliance with Section 1.4(c), by written consent of Parent and the Company, by action of their respective Boards of Directors;

      (b) By either the Company or Parent if (i) the Offer terminates or expires by its terms without any Company Common Stock being purchased or
   (ii) the Offer shall not have been consummated by the date which is 60 days from the date of this Agreement; provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Offer to be consummated on or before such date;

      (c) By Parent at any time prior to the consummation of the Offer if any Person other than Parent, the Purchaser, or any of their affiliates or any group of which any of them is a member, shall have entered into a definitive agreement or an agreement in principle with the Company or any of its Subsidiaries with respect to an Acquisition Proposal or the Board of Directors of the Company (or any committee thereof) shall have adopted a resolution approving any of the foregoing;

      (d)  By the Parent if the Minimum Condition to the Offer is not fulfilled;

      (e) By either the Company or Parent if any court or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

      (f) By Parent at any time prior to the consummation of the Offer if (i) the Board of Directors of the Company (or any committee thereof) shall have withdrawn or adversely modified (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, the Merger or this Agreement or the Board of Directors of the Company, upon request by Parent following receipt of any Acquisition Proposal by the Company, shall fail to reaffirm such approval or recommendation within five Business Days after such request or shall have resolved to do any of the foregoing; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company that they approve an Acquisition Proposal other than transactions contemplated by this Agreement; or (iii) a tender offer or exchange offer is commenced that, if successful, would result in any Person becoming a "beneficial owner" (as such term is defined under Regulation 13D under the Exchange Act) of 30% or more of the outstanding shares of Company Common Stock (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer;

      (g) By the Company, prior to the purchase by the Purchaser of shares of Company Common Stock pursuant to the Offer, if the Board of Directors of the Company determines to accept a Superior Proposal pursuant to Section 5.4(b);

      (h) By Parent, prior to the purchase by the Purchaser of shares of Company Common Stock pursuant to the Offer, if (i) there shall be a material breach of any of the Company's representations and warranties contained in
   Section 3.1(b), (ii) there shall be a breach of any of the Company's other representations and warranties or agreements contained in this Agreement, (without giving effect to any materiality or material adverse effect qualifications contained therein), except for such breaches that would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or (iii) there shall have been a material breach by the Company of any of its covenants or agreements under this Agreement or the Company fails to meet any of the Offer Conditions contained in Annex A hereto, which breach or failure, in the case of (i) - (iii) above, is not curable or if curable shall not have been cured within 10 Business Days of the receipt of written notice thereof to the Company from the Parent;

      (i) By the Company, if (i) there shall be a material breach of any of the Parent or Purchaser's representations and warranties contained in this Agreement, or (ii) there shall have been a material breach by the Parent or Purchaser of any of their covenants or agreements under this Agreement, which breach, in the case of (i) or (ii) above, is not curable or if curable shall not have been cured within 10 Business Days of the receipt of written notice thereof to the Parent from the Company; or

      (j) By the Company, if the Purchaser fails to (i) commence the Offer or keep the Offer open as provided in Section 1.1 hereof or (ii) purchase validly tendered shares of the Company Common Stock in violation of the terms of the Offer or this Agreement.

   7.2  Effect of Termination.

      (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company except (i) with respect to Section 5.2, Section 5.8,this Section
   7.2 and Section 8.5 and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by the other party of any of its covenants or other agreements set forth in this Agreement.

      (b) In the event that this Agreement is terminated pursuant to Section 7.1(c), Section 7.1(f) or Section 7.1(g) of this Agreement or is terminated by Parent pursuant to Section 7.1(d) because the Minimum Condition has not been satisfied or the Offer completed on or before the Outside Date, provided that at the time of such termination by Parent pursuant to Section 7.1(d), a Superior Proposal shall have been received by the Company prior to termination and within 12 months after such termination of this Agreement, the Company consummates any Superior Proposal, then the Company shall pay the Parent in cash $3,500,000, including out-of-pocket fees, costs and expenses incurred in connection with this transaction (the "Termination Fee"). The Termination Fee shall be payable by wire transfer of immediately available funds upon such termination or in the case of termination pursuant to Section 7.1(d), upon the Company entering into a definitive agreement with respect to a Superior Proposal or consummating a Superior Proposal. The Company acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Parent and the Purchaser would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 7.2(b), and, in order to obtain such payment, Parent or the Purchaser commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or the Purchaser its costs and Expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. plus 2% per annum on the date such payment was required to be made.

   7.3 Amendment. Subject to Section 1.4(c), this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of the NNM requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   7.4 Extension; Waiver. Subject to Section 1.4(c), at any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein; provided however, that after any approval of this Agreement by the Company's Stockholders, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company's stockholders thereunder without the approval of such stockholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies, which the parties hereto may otherwise have at law, or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                 ARTICLE VIII.

                              GENERAL PROVISIONS

   8.1 Non-Survival of Representations, Warranties and Agreements; No Other Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

   8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the sixth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

             (a) if to Parent or the Purchaser, to:

                 c/o Bureau Veritas, S.A.
                 17 bis, Place des Reflets
                 La Defense 2
                 92400 Courbevoie, France
                 Attn: Francois Tardan and Anne-France Saugnac
                 Fax: 011-331-4291-5488

             With copies to:

                 Thelen Reid & Priest LLP
                 40 West 57th Street
                 New York, New York 10019
                 Attn: Burton K. Haimes and Richard S. Green
                 Fax: 212-603-2001

             (b) if to the Company, to:

                 U.S. Laboratories Inc.
                 7895 Convoy Court
                 Suite 18
                 San Diego, CA 92111
                 Attn: Dickerson Wright
                 Fax: 858-715-5811

             With a copy to:

                 O'Melveny & Myers LLP
                 Suite 100
                 114 Pacifica
                 Irvine, California 92618
                 Attn: J. Jay Herron
                 Fax: 949-737-2300

   8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise.

   8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

   8.5  Entire Agreement; No Third Party Beneficiaries.

      (a) This Agreement (including the Schedules) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement which Confidentiality Agreement shall survive the execution and delivery of this Agreement or any termination hereof; provided however, that in the event of any conflict or inconsistency between any provision of this Agreement and any provisions of the Confidentiality Agreement, the provisions of this Agreement shall govern.

      (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.5 Employee Benefits and Section 5.8 Indemnification; Directors' and Officers' Insurance (which is intended to be for the benefit of each Indemnified Party covered thereby and may be enforced by each such Indemnified Party) and Section 5.11 Company Option Plans and Individual Stock Option Agreements.

   8.6  Governing Law; Jurisdiction; Waiver of Jury Trial.

      (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles.

      (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

   OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iii) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6(c).

   8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law, which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

   8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

   8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

   8.10  Definitions. As used in this Agreement:

      (a) "affiliate" means any person directly or indirectly controlling, controlled by or under common control with such other person at the time at which the determination of affiliation is being made. The term "control" (including, with correlative means, the term "controlled by" or "under common control with"), as applied to any person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise.

      (b) "Board of Directors" means the Board of Directors of any specified Person and any properly serving and acting committees thereof.

      (c) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

      (d) "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

      (e) "Company Option Plans" means collectively the Company's 1998 Stock Option Plan and the Company's 1999 Stock Incentive Plan (collectively, the "Company Plans"), each individual stock option agreement evidencing an option granted by the Company outside the Company Plans (the "Individual Stock Option Agreements") (options granted under the Company Plan and Individual Stock Option Agreements, the "Company Options").

      (f) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries or joint ventures (for purposes of Section 3.1(p)); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

      (g) "Environmental Laws" means all federal, state, local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

      (h) "HSR Act" means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

      (i) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") in regulated concentrations; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and
   (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Company or any of its subsidiaries or joint ventures operate (for purposes of this Section 3.1(q)).

      (j) "Material Adverse Effect" means, with respect to any Person, any change or effect that, individually or in the aggregate with all other changes or effects, is or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its subsidiaries taken as a whole, other than any change or effect to the extent attributable to (i) the economy in general or (ii) this Agreement or the transactions contemplated hereby or the announcement thereof.

      (k) "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA.

      (l) "Organizational Documents" means, with respect to any entity, the certificate of incorporation, bylaws or other similar governing documents of such entity, as may have been amended from time to time.

      (m) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in Section 13(d)(3) the Exchange Act).

      (n) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

      (o) "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated,
   (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any of its Subsidiaries of such Person do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

      (p) (i) "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means (x) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, social security (or similar), unemployment disability, excise, severance, stamp, rent, recording, registration, occupation, premium, real or personal property, intangibles, environmental (including taxes under Section 59A of the Code) or windfall profits tax, alternative or add-on minimum tax, capital stock, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including, but not limited to, taxes assessed to real property and water and sewer rents relating thereto) together with any interest and any fine, penalty, additional to tax or additional amount or deductions imposed by any United States or foreign governmental body (a "Tax Authority") whether disputed or not, including any liability arising under any tax sharing agreement, with respect to the Company or any of its Subsidiaries and any transferee or successor liability in respect of Taxes; (y) any liability for the payment of any amount of the type described in the immediately preceding clause (x) as a result of the Company or any of its Subsidiaries being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date; and
   (z) any liability of the Company or any of its Subsidiaries for the payment or any amounts of the type described in the immediately preceding clause (x) that is imposed by contract, including as a result of a contractual obligation to indemnify any other person; and (ii) "Tax Return" means any returns or reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes, including any schedule or attachment thereto, and including any amendment thereto.

      (q) "the other party" means, with respect to the Company, Parent and means, with respect to Parent, the Company.

   8.11 Performance by the Purchaser. Parent hereby agrees to cause the Purchaser to comply with its obligations hereunder and under the Offer and to cause the Purchaser to consummate the Merger as contemplated herein and whenever this Agreement requires the Purchaser to take any action, such requirement shall be deemed to include an undertaking of Parent to cause the Purchaser to take such action.

                 [Remainder of page intentionally left blank]

   IN WITNESS WHEREOF, Parent, the Company and the Purchaser have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of August 8, 2002.

                                              BUREAU VERITAS, S.A.

                                              BY:    /s/  FRANK PIEDELIEVRE
                                                  -----------------------------
                                                     Name: Frank Piedelievre
                                                   Title: President and Chief
                                                        Executive Officer

                                              VOICE ACQUISITION CORP.

                                              By:    /s/  FRANK PIEDELIEVRE
                                                  -----------------------------
                                                     Name: Frank Piedelievre
                                                        Title: President

                                              U.S. LABORATORIES INC.

                                              By:     /s/  DICKERSON WRIGHT
                                                  -----------------------------
                                                     Name: Dickerson Wright
                                                  Title: Chairman of the Board
                                                          and President

                                    ANNEX A

                            CONDITIONS TO THE OFFER

   Notwithstanding any other provision of the Offer, and subject to the terms and conditions of the Agreement, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) under the Exchange Act) pay for, and may delay the acceptance for payment of or payment for, any shares of Company Common Stock tendered in the Offer and (subject to the terms and conditions of the Agreement including Section 1.1(b)) may amend, extend or terminate the Offer if, (i) immediately prior to the expiration of the Offer (as extended in accordance with the Agreement) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer or (iii) prior to the time of acceptance of any shares of Company Common Stock pursuant to the Offer any of the following shall occur:

      (a) there shall be pending any suit, action, litigation or proceeding (hereinafter, an "Action") by any Government Entity: (i) challenging the acquisition by Parent or the Purchaser of any shares of Company Common Stock or seeking to make illegal, materially delay, make materially more costly or otherwise directly or indirectly restrain or prohibit the consummation of the Offer or the Merger or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, or in relation to the amount to be paid by Parent and Purchaser for all of the shares of Company Common Stock issued and outstanding on a fully diluted basis pursuant to the Offer an the Merger; (ii) seeking to prohibit or impose any material limitations on Parent's, the Purchaser's or any of their respective affiliates' ownership, operation or effective control of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole
   (iii) requiring divestiture by the Purchaser or any of its affiliates of any shares of Common Stock of the Company or current material business or material assets (including, without limitation, any material business or material assets of the Company or any of its Subsidiaries) which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or Parent; or (iv) seeking to impose material limitations on the ability of Parent or the Purchaser effectively to acquire or hold, or to exercise full rights of ownership of, the shares of Company Common Stock including the right to vote the shares of Company Common Stock purchased by them on an equal basis with all other shares of Company Common Stock on all matters properly presented to the shareholders of the Company;

      (b) any statute, rule, regulation, decree, judgment, ruling, order or injunction shall be enacted, promulgated, entered, enforced or deemed to or become applicable to the Offer or the Merger, or any other action shall have been taken by any court or other Governmental Entity, that is reasonably likely to result in any of the effects of, or have any of the consequences sought to be obtained or achieved in, any Action referred to in clauses (i) through (iii) of paragraph (a) above;

      (c) (i) the representations and warranties of the Company set forth in the Agreement (x) to the extent qualified by Material Adverse Effect shall not be true and correct and (y) to the extent not qualified by Material Adverse Effect shall not be true and correct, except that this clause (y) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company, in each of clause (x) and (y) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date), in which case such representation or warranty shall not be true and correct as of such date as of the consummation of the Offer as though made on and as of such date; (ii) the Company shall have breached or failed to perform or comply in any material respect with any of its material obligations, covenants or agreements under the Agreement and such breach or failure to perform shall not have been cured; or (iii) any change or event shall have occurred that has had a Material Adverse Effect on or significantly disrupts the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company;

      (d) there shall have occurred and be continuing (i) any general suspension of trading in, or limitation on the price for, securities on the New York Stock Exchange or NNM (excluding any coordinated trading halt triggered as a result of a specified decrease in a market index) related to market conditions, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the French Republic by any Governmental Entity, or (iii) any material limitation by any Governmental Entity on the extension of credit by banks or other lending institutions, (iv) in the case of any of the foregoing or of subsection (c) above existing at the time of the making of the Offer, a material acceleration or worsening thereof;

      (e) the Board of Directors of the Company (or a special committee thereof) (i) shall have withdrawn, modified or changed in a manner adverse to the Parent and the Purchaser (including by amendment of the Schedule 14D-9) its recommendation of the Offer, this Agreement or the Merger, (ii) shall have recommended or announced a neutral position with respect to an Acquisition Proposal, (iii) shall have adopted any resolution to effect the foregoing, or (iv) fails to reconfirm the Company Tender Recommendation within five (5) business days after receipt of a request by the Parent or the Purchaser, provided that any such request may be made only one time within five (5) business days after notice of any of the following events (as any of the following events may occur from time to time): (i) receipt by the Company of an Acquisition Proposal, (ii) any material change to an existing Acquisition Proposal, (iii) a public announcement of any transaction to acquire a material portion of the Company Common Stock by a Person other than the Purchaser, the Parent or any of their Subsidiaries or affiliates other than an existing Acquisition Proposal, (iv) any extension of the Offer, and (v) any other material event or circumstance reasonably related to the Offer;

      (f) any applicable waiting period under the HSR Act relating to the Offer and the Merger shall not have expired or been terminated;

      (g) the Agreement shall have been terminated in accordance with its terms.

   The foregoing conditions are for the sole benefit of the Purchaser and the Parent and may be asserted by the Purchaser or the Parent regardless of the circumstances giving rise to any such condition or may be waived by the Parent or the Purchaser in whole or in part at any time and from time to time in the sole discretion of the Parent or the Purchaser, except with regard to the Minimum Conditions. The failure by the Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.